Calculation of Filing Fee Tables
S-3
IonQ, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(a)	903,195	$ 37.59	$ 33,951,100.05	0.0001531	$ 5,197.91
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 33,951,100.05		$ 5,197.91
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 5,197.91
Offering Note
[1]	The filing fee, calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), has been transmitted to the Securities and Exchange Commission in connection with the securities offered by means of this prospectus supplement. This "Calculation of Filing Fee Table" shall be deemed to update the "Calculation of Registration Fee" table in the registrant's registration statement on Form S-3ASR (File No. 333-285279) filed with the Securities and Exchange Commission on February 26, 2025 (the "Registration Statement"). Amount Registered represents shares of common stock offered by the selling stockholders in this prospectus supplement and includes an indeterminate number of additional shares of common stock that, pursuant to Rule 416 under the Securities Act, may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the shares to be offered by the selling stockholders. Proposed Maximum Offering Price per Unit and Maximum Aggregate Offering Price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant's common stock as reported on the New York Stock Exchange on June 5, 2025, which was $37.59.